As filed with the U.S. Securities and Exchange Commission on March 31, 2020
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Ceragon Networks Ltd.
(Exact Name of Registrant as Specified in its charter)

Israel	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

24 Raoul Wallenberg Street
Tel Aviv 69719, Israel

(Address of Principal Executive Offices)(Zip Code)

Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (the “Plan”)

 (Full Title of the Plan)
Ceragon Networks, Inc.
Overlook at Great Notch, 150 Clove Road, 9th Floor,
 Little Falls, NJ 07424, USA

 (Name and Address of Agent for Service)
(201) 853-0231
(Telephone Number, including Area Code, of Agent for Service)

Copies to:
Richard H. Gilden, Esq.	Ira Palti
Kramer Levin Naftalis & Frankel LLP	Ceragon Networks Ltd.
1177 Avenue of the Americas	24 Raoul Wallenberg Street
New York, New York 10036	Tel Aviv 69719, Israel
Tel: 212-715-9486	Tel: 972-3-543-1000
Fax: 212-715-8085	Fax: 972-3-543-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filing ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Ordinary Shares, par value NIS 0.01 per share (“Ordinary Shares”)	1,060,000	(2)	$1.355	(3)	$1,436,300	(3)	$186.44

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares that may become issuable under the Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of Ordinary Shares of the Registrant.

(2)
Represents an additional 1,060,000 Ordinary Shares issuable under the Plan, over and above the number of Ordinary Shares issuable under the Plan that were previously registered under the Securities Act.

(3)
Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per Ordinary Share and the proposed maximum aggregate offering price are based on the average of the high and low prices per share of the Ordinary Shares of the Registrant as reported by The Nasdaq Global Select Market on March 27, 2020, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates to an increase of an additional 1,060,000 Ordinary Shares of Ceragon Networks Ltd. (the “Registrant”) that are being issued and sold, or may be issued and sold, upon exercise of options or settlement of restricted share units granted by the Registrant to participants in the Plan, as approved by the Board of Directors on September 3, 2019.

Reference is made to the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2004 (Registration No. 333-117849), August 15, 2006 (Registration No. 333-136633), May 5, 2009 (Registration No. 333-158983), December 30, 2009 (Registration No. 333-164064), April 4, 2011 (Registration No. 333-173480), April 17, 2013 (Registration No. 333- 187953), May 12, 2015 (Registration No. 333-204090), and May 16, 2019 (Registration No. 333-231529) (together, the “Prior Registration Statements”), pursuant to which a total of 13,631,080 Ordinary Shares issuable under the Plan were registered under the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(i) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020 (File No. 000-30862); and

(ii) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 4, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, and all Reports of Foreign Private Issuer on Form 6-K submitted by the Registrant to the Commission during such period, or portions thereof, that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 8. EXHIBITS

The following is a list of exhibits filed as a part of this Registration Statement and incorporated herein:

EXHIBIT NO.	DESCRIPTION
4.1
Articles of Association of the Registrant, as amended September 20, 2016 (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016 (No. 000-30862), filed with the Commission on April 7, 2017)

4.2
Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (incorporated herein by reference to Exhibits 4.6, 4.7 and 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 2, 2015)

5.1	Opinion of Shibolet & Co., Law Firm
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm, a Member of Ernst & Young Global
23.2	Consent of Mazars Independent Registered Public Accounting Firm
23.3	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 31st day of March, 2020.

Ceragon Networks Ltd. By: /s/ Ira Palti Ira Palti President and Chief Executive Officer

POWER OF ATTORNEY

 Each of the undersigned appoints Ira Palti, Ran Vered and Zvi Maayan, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them singly, for him or her and his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Ceragon Networks Ltd., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any or each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Zohar Zisapel Zohar Zisapel	Chairman of the Board of Directors	March 31, 2020
/s/ Ira Palti Ira Palti	Director, President and Chief Executive Officer (principal executive officer)	March 31, 2020
/s/ Ran Vered Ran Vered	Chief Financial Officer (principal financial and accounting officer)	March 31, 2020
/s/Shlomo Liran Shlomo Liran	Director	March 31, 2020
/s/ Yael Langer Yael Langer	Director	March 31, 2020
/s/ Avi Berger Avi Berger	Director	March 31, 2020
/s/ Avi Eizenman Avi Eizenman	Director	March 31, 2020
/s/ Meir Sperling Meir Sperling	Director	March 31, 2020

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on March 31, 2020.

Ceragon Networks, Inc. By: /s/ Amit Ancikovsky Amit Ancikovsky Regional President North America

INDEX TO EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
4.1
Articles of Association of the Registrant, as amended September 20, 2016 (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016 (No. 000-30862), filed with the Commission on April 7, 2017)

4.2
Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (incorporated herein by reference to Exhibits 4.6, 4.7 and 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 2, 2015)

5.1	Opinion of Shibolet & Co., Law Firm
23.1	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm, a Member of Ernst & Young Global
23.2	Consent of Mazars Independent Registered Public Accounting Firm
23.3	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages to this Registration Statement)